UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Lloyds Banking Group plc (Exact name of registrant as specified in its charter)

United Kingdom (State of incorporation or organization)	None (I.R.S. Employer Identification No.)

25 Gresham Street London EC2V 7HN United Kingdom (Address of principal executive offices) Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to to be registered

3.369% Fixed Rate Reset Subordinated Debt Securities due 2046 with a call date in 2041	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-260953

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, the prospectus dated November 10, 2021 (the “Prospectus”) included in the Registrant’s registration statement on Form F-4 (File. No. 333- 260953) filed with the Commission on November 10, 2021, as amended on December 7, 2021, relating to the securities to be registered hereunder. The Registrant incorporates by reference the Prospectus to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of the New Notes” on pages 44 through 58 of the Prospectus, and “Taxation Considerations” on pages 124 through 132 of the Prospectus.

Item 2.	Exhibits

	4.1	Subordinated Debt Securities Indenture between Lloyds Banking Group plc, as issuer, and The Bank of New York Mellon acting through its London branch, as trustee, dated as of November 4, 2014 (incorporated herein by reference from Exhibit 4.1 to the Form 6-K filed with the Commission on November 4, 2014).
	4.2	Ninth Supplemental Indenture to the Subordinated Debt Securities Indenture between Lloyds Banking Group plc, as issuer, The Bank of New York Mellon acting through its London Branch, as trustee, and The Bank of New York Mellon SA/NV, Dublin Branch, as subordinated debt security registrar, dated as of December 14, 2021 (incorporated herein by reference from Exhibit 4.1 to the Form 6-K filed with the Commission on December 15, 2021).
	4.3	Form of Global Note for the 3.369% Fixed Rate Reset Subordinated Debt Securities due 2046 with a call date in 2041
	99.1	Prospectus (incorporated herein to the extent provided above by reference to the Registrant’s filing under Rule 424(b) on December 9, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on behalf by the undersigned, thereto duly authorized.

Lloyds Banking Group plc

/s/ Peter Green
Name: Peter Green Title: Head of Senior Funding & Covered Bonds

February 22, 2022